UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/01/2005

Unitrin, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18298

DE	95-4255452
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of Principal Executive Offices, Including Zip Code)

312-661-4600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

In its Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 10-K"), the Company described its various catastrophe reinsurance programs in Part 1, Item 1 under the headings of: (i) "Property and Casualty Insurance Business" and the sub-heading "Reinsurance," and (ii) "Life and Health Insurance Business" and the sub-heading "Reinsurance."

Effective July 1, 2005, the Company changed the catastrophe reinsurance program for its Kemper Auto and Home segment. The new catastrophe reinsurance program effective from July 1, 2005 to July 1, 2006 provides Kemper Auto and Home with reinsurance coverage of $160 million above a retention of $20 million. The other two catastrophe reinsurance programs described in the 2004 10-K remain unchanged.

In addition, if the Company should incur catastrophe losses covered by any of its three catastrophe reinsurance programs that exceed the retention for a particular program, the Company would pay a reinstatement premium to the reinsurers to reinstate the full amount of reinsurance available under such program. The reinstatement premium would be a percentage of the original premium based on the ratio of the losses exceeding the Company's retention to the reinsurers' aggregate coverage limit.   The aggregate annual premium paid for all three of the Company's current catastrophe reinsurance programs is approximately $15 million.

The unsettled situation in New Orleans and the Gulf Coast states prevents Unitrin from evaluating the impact of Hurricane Katrina on the Company's Property and Casualty Insurance premium revenues, Life and Health Insurance premium revenues, net income or cash flow at this time.

This Current Report on Form 8-K contains information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. These include statements relating to future actions or events and the outcome of contingencies.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Such factors may be important in determining the Company's actual future results. These statements are based on current expectations and the current environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures the Company makes on related subjects in filings made with the Securities and Exchange Commission.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Unitrin, Inc.

Date: September 01, 2005.	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and Chief Financial Officer